Exhibit 10.2
SECOND AMENDMENT TO SALE AND SERVICING AGREEMENT
(Santander Drive Auto Receivables Trust 2007-1)
     This SECOND AMENDMENT TO SALE AND SERVICING AGREEMENT (this “Amendment”), dated as of October 15, 2007, is entered into among SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-1, as issuer (the “Issuer”), SANTANDER DRIVE AUTO RECEIVABLES LLC, as seller (the “Seller”), SANTANDER CONSUMER USA INC., as servicer (the “Servicer”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as indenture trustee (in such capacity, the “Indenture Trustee”), and as backup servicer (in such capacity, the “Backup Servicer”), and amends the Sale and Servicing Agreement, dated as of April 4, 2007, as amended by the First Amendment to Sale and Servicing Agreement dated as of August 30, 2007 (collectively the “Sale and Servicing Agreement”), among the Issuer, the Seller, the Servicer, the Trust Collateral Agent, the Indenture Trustee and the Backup Servicer.
     WHEREAS, each of the parties hereto desires to amend certain provisions of the Sale and Servicing Agreement regarding (a) a limited guaranty of the obligations of the Servicer by Banco Santander, S.A., (b) the timing of deposits of collections into the Collection Account, and (c) the backup servicer;
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Sale and Servicing Agreement, and for other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, each party hereto hereby agrees as follows:
     Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement.
     Section 2. Amendments.
     (a) Appendix A of the Sale and Servicing Agreement is hereby amended by deleting the definitions of “Backup Servicer”, “Backup Servicing Agreement”, “Backup Servicing Fee” and “Transaction Documents” in their entirety and replacing them with the following, in their correct alphabetical placement:
     “Backup Servicer” means (a) at any time on or before October 31, 2007, Wells Fargo Bank, National Association, in its capacity as backup servicer and (b) after October 31, 2007, any backup servicer appointed pursuant to Section 6.7(j) of this Agreement.
     “Backup Servicing Agreement” means (a) at any time on or before October 31, 2007, the Backup Servicing Agreement dated as of April 4, 2007 by and among the Insurer, the Servicer, the Seller, the Issuer, the Indenture Trustee and the Backup Servicer and (b) after October 31, 2007, any backup servicing agreement entered into with a backup servicer appointed pursuant to Section 6.7(j) of this Agreement.

     “Backup Servicing Fee” means (a) at any time on or before October 31, 2007, $1,500 for each electronic submission by Santander Consumer in accordance with Section 6(c) of the Backup Servicing Agreement and (b) after October 31, 2007, any backup servicing fees payable pursuant to any backup servicing agreement entered into with a backup servicer appointed pursuant to Section 6.7(j) of this Agreement; provided, however, that if the Backup Servicer becomes the Successor Servicer, such fee shall no longer be paid.
     “Transaction Documents” means the Indenture, the Certificate of Trust, the Notes, the Note Depository Agreement, the Sale and Servicing Agreement, the Contribution Agreement, each Assignment, the Backup Servicing Agreement, each Reserve Account Letter of Credit, each reimbursement agreement relating to each Reserve Account Letter of Credit, the Underwriting Agreement, the Certificates, the Intercreditor Agreement, the Administration Agreement, the Insurance Agreement, the Interest Rate Swap Agreement, the Limited Guaranty and the Trust Agreement, and other documents and certificates delivered in connection therewith as the same may be amended or modified from time to time.
     (b) Appendix A of the Sale and Servicing Agreement is hereby amended by adding the following definition of “Limited Guaranty” in its correct alphabetical placement:
     “Limited Guaranty” means the Limited Guaranty, dated as of October 15, 2007, issued by Banco Santander, S.A. for the benefit of the Issuer, the Indenture Trustee, the Owner Trustee, the Noteholders and the Insurer.
     (c) Section 4.2 of the Sale and Servicing Agreement is hereby amended by deleting Section 4.2 in its entirety and replacing it with the following:
     SECTION 4.2 Remittances. The Servicer shall deposit an amount equal to all collections into the Collection Account within two Business Days after receipt; provided, however, that if the Monthly Remittance Condition is satisfied, then the Servicer shall be required to deposit into the Collection Account an amount equal to the collections received during any Collection Period before noon, New York time, on the second Business Day prior to the related Payment Date. The “Monthly Remittance Condition” shall be deemed to be satisfied if (i) Santander Consumer is the Servicer, (ii) no Servicer Termination Event has occurred, (iii) the Insurer consents and (iv) the Limited Guaranty is in full force and effect and Banco Santander, S.A. has a short-term unsecured debt rating of at least “Prime-1” from Moody’s and “A-1” from S&P. Pending deposit into the Collection Account, collections may be commingled and used by the Servicer at its own risk and are not required to be segregated from its own funds.
     (d) Section 4.5 of the Sale and Servicing Agreement is hereby amended by deleting Section 4.5 in its entirety and replacing it with the following:

     SECTION 4.5 Replacement of Reserve Account Letters of Credit. If (i) as of any date that is 30 days prior to the stated expiration date of any Reserve Account Letter of Credit, either (A) the expiring Reserve Account Letter of Credit has not been renewed or extended or (B) a letter of credit acceptable to the Insurer in its sole discretion and in at least the same amount as the amount then available or required for drawing under the expiring Reserve Account Letter of Credit has not been delivered to the Indenture Trustee, (ii) the Indenture Trustee receives notice from the Insurer that a Reserve Account Letter of Credit Bank has merged with, been consolidated into, or acquired by an entity not approved by the Insurer in its sole discretion or (iii) 30 days have elapsed since the Indenture Trustee shall have received notice from the Insurer that the credit rating on the short-term unsecured debt of a Reserve Account Letter of Credit Bank has been downgraded below either “A-l+” by S&P or “Prime-1” by Moody’s or that the long-term credit rating of a Reserve Account Letter of Credit Bank has been downgraded below either “A” by S&P or “A2” by Moody’s (unless, in either case, the Indenture Trustee receives notice from the Insurer that such ratings have been reinstated above such level prior to the expiration of such 30-day period); then the Indenture Trustee shall, on the next Business Day cause to be presented to the applicable Reserve Account Letter of Credit Bank a drawing certificate in proper form for payment thereunder and otherwise in conformity with the terms thereof for an amount equal to the maximum amount then available under such Reserve Account Letter of Credit and deposit the proceeds of such drawing in the Reserve Account.
     (e) Section 6.7 of the Sale and Servicing Agreement is hereby amended by adding the following subsection 6.7(j):
     (j) In the event that (i) a Servicer Termination Event has occurred and is continuing or (ii) Banco Santander, S.A. fails to maintain (a) a credit rating on its short-term unsecured debt of at least “A-1+” by S&P and at least “Prime-1” by Moody’s and (b) a long-term rating of at least “A-” by S&P and “A3” by Moody’s, the Controlling Party may direct the Issuer to appoint a backup servicer reasonably acceptable to the Controlling Party. If the Issuer shall fail to appoint a backup servicer within thirty days of such direction, the Controlling Party may itself appoint the backup servicer.
     Section 3. Representations and Warranties.
     (a) Each party by executing this Amendment hereby represents and warrants that (i) the individual executing this Amendment on behalf of such Person is duly authorized to do so, (ii) such Person has full power and authority and the legal right to enter into this Amendment and to consummate the transactions described in this Amendment, and (iii) this Amendment constitutes the valid and legally binding obligation of such Person, enforceable against such Person in accordance with its terms.
     (b) The Seller and the Servicer hereby represent and warrant to each other party hereto that (i) each of the representations and warranties made by it in the Sale and Servicing Agreement are true and correct as of the date hereof, as though made on and as of the date hereof, (ii) as of the date hereof, there is no (A) Event of Default or (B) event which, with the passage of time or the giving of notice, could result in an Event of Default, (C) Servicer Termination Event or (D) Servicing Termination Trigger Event.
     Section 4. Notice to Rating Agencies. The Servicer acknowledges that it has furnished a copy of this Amendment to the Rating Agencies.
     Section 5. Waiver of Notice. By execution of this Amendment, each of the parties hereto waives any notice in connection with the execution and delivery of this Amendment.
     Section 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER RULES THEREOF RELATING TO CONFLICTS OF LAW AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
     Section 7. Binding Effect; Ratification.
     (a) This Amendment shall become effective as of the date first set forth above when counterparts hereof shall have been executed and delivered by the parties hereto and thereafter shall be binding on the parties hereto and their respective successors and assigns.
     (b) On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Sale and Servicing Agreement, and (ii) each reference in any Transaction Document to the Sale and Servicing Agreement shall mean and be a reference to the Sale and Servicing Agreement as amended hereby.
     (c) Except as expressly amended hereby, all provisions of the Sale and Servicing Agreement shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-1, as Issuer

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer

By:	/s/ Annette E. Morgan

Name: Annette E. Morgan Title: Trust Officer

SANTANDER CONSUMER USA INC., as Servicer

By:	/s/ Jim W. Moore

Name: Jim W. Moore Title: Vice President

SANTANDER DRIVE AUTO RECEIVABLES LLC, as Seller

By:	/s/ Jim W. Moore

Name: Jim W. Moore Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Indenture Trustee and as Backup Servicer

By:	/s/ Edna Barber

Name: Edna Barber Title: Assistant Vice President
Santander Drive 2007-1
Second Amendment to Sale and Servicing Agreement
Signature Page